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                                                                   Exhibit 10.22


                       RESTRICTED STOCK AWARD AGREEMENT
                                   UNDER THE
                             PLANAR SYSTEMS, INC.
                           1996 STOCK INCENTIVE PLAN


     PLANAR SYSTEMS, INC. ("Planar" or the "Company") hereby grants to ____________________ ("Grantee") on May 24, 1999 (the "Award Date"), a
Restricted Stock Award (the "Award") of the right to receive _________ shares of the Company's no par value common stock ("Shares") pursuant to the Planar Systems, Inc. 1996 Stock Incentive Plan as amended (the "Plan"). This Award is subject to the terms of the Plan and the following terms and conditions:

     1.   No Rights as Shareholder Prior to Issuance and Delivery of Shares.
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Grantee shall not be deemed for any purpose to be a shareholder of the Company as to any shares subject to this Award until the Shares have vested and been issued and delivered to Grantee in accordance with the Plan and this Agreement.

     2.   Issuance and Delivery of Shares.
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          a.   Vesting Schedule. Except as the Plan or this Agreement may
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otherwise provide, the Shares shall vest and be issued and delivered on May 24,
2001.

          b.   Acceleration. Subject to any restrictions specified in the Plan,
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notwithstanding any other provision of this Agreement the Compensation Committee of the Board of Directors of the Company (the "Committee") may at any time, in its sole discretion, accelerate the date of issuance and delivery of all or a portion of the Shares subject to this Award.

     3.   Termination of Employment. This Award shall immediately vest and the
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Shares shall be immediately issued and delivered to Grantee pursuant to this
Award in the event that Grantee's "Continuous Status as an Employee or Consultant" (as defined in the Plan) terminates before May 24, 2001 because (i) the Company terminates Grantee's employment for any reason other than for "Cause" (as defined below), or (ii) Grantee terminates his or her employment with the Company for "Good Reason" (as defined below) after a "Change of Control" (as defined below).

     4.   Definitions.
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          a.   "Cause" shall mean any of the following events:
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               i.   Grantee has been convicted of, plead guilty to or plead nolo contendre to a felony;

               ii. Grantee has committed any fraud, theft, embezzlement or misappropriation in connection with the Company's business; or

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               iii. Grantee has willfully or repeatedly failed to perform his or her duties or comply with significant Company policies, and such conduct has not been cured within 30 days after written notice thereof.

          b.   "Change of Control" shall mean any of the following events:
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               i.   the approval by the Company's shareholders of a merger or
consolidation to which the Company is a party if the individuals and entities who were shareholders of the Company immediately prior to the effective date of such merger or consolidation would have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the total combined voting power for election of directors of the surviving corporation immediately following the effective date of such merger or consolidation;

               ii. the acquisition (other than directly from the Company) by any person or entity, or group of associated persons or entities acting in concert of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing twenty-five percent (25%) or more of the total combined voting power of the Company's then issued and outstanding securities;

               iii. the approval by the Company's shareholders of the sale of all or substantially all of the assets of the Company to any person or entity which is not a wholly-owned subsidiary of the Company; or

               iv. the approval by the Company's shareholders of any plan or proposal for the liquidation of the Company.

          c.   "Good Reason" shall mean a good faith determination by Grantee,
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in Grantee's reasonable judgment, that any one or more of the following events has occurred without Grantee's express written consent, after a Change of
Control:

               i. A change in Grantee's reporting responsibilities, titles or offices as in effect immediately prior to the Change of Control, or any removal of Grantee from, or any failure to re-elect Grantee to, any of such positions, which has the effect of materially diminishing Grantee's responsibility or authority;

               ii. A reduction by Company in Grantee's Base Salary as in effect immediately prior to the Change of Control or any failure to pay Grantee any compensation or benefits to which he or she is entitled when due;

               iii. A requirement by Company that Grantee be based anywhere other than within 25 miles of Grantees's job location at the time of the Change of Control;

               iv. Without replacement by plans, programs or arrangements which, taken as a whole, provide benefits to Grantee at least reasonably comparable to those discontinued

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or adversely affected, (A) the failure by Company to continue in effect (without reduction in benefit level and/or reward opportunities), any material compensation or employee benefit plan, program or arrangement in which Grantee was participating immediately prior to a Change of Control; or (B) the taking of any action by Company that would materially adversely affect Grantee's participation or materially reduce Grantee's benefits under any of such plans, programs or arrangements;

               v. The failure by Company to obtain an agreement, reasonably satisfactory to Grantee, from any successor or assign of the Company to assume and agree to perform this Agreement; or

               vi. Any material breach of this Agreement by Company which breach is not remedied for a period of sixty (60) days following written notice by Grantee to Company, which notice specifically identifies the nature of the breach.

     5.   Nontransferability of this Award. This Award may not be sold,
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transferred, assigned, pledged, or encumbered and any such attempted action shall be void. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

     6.   Withholding Taxes. To the extent that the vesting, issuance and
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delivery of any Shares pursuant to this Agreement results in income to Grantee for federal or state income tax purposes, Grantee shall deliver to the Company at the time of such vesting, issuance and delivery such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Grantee fails to do so, the Company is authorized to withhold from any cash or other remuneration then or thereafter payable to Grantee any tax required to be withheld by reason of such resulting compensation income.

     7.   Tax Consequences. Some of the federal tax consequences relating to
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this Award, as of the date of this Award, are set forth below. Although Oregon tax consequences for Oregon residents are substantially similar to the federal tax consequences discussed below, the Company has not reviewed the tax laws of other states which may apply if the Grantee is not an Oregon resident. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND STATE AND FEDERAL TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE GRANTEE SHOULD CONSULT A TAX ADVISOR BEFORE DISPOSING OF THE SHARES.

     Grantee will recognize ordinary income for the full amount of the fair market value of all Shares that are vested, issued and delivered to Grantee pursuant to this Agreement on the date that such Shares vest. If permitted under the Company's Executive Deferred Compensation Plan (the "Deferred Compensation Plan"), Grantee could defer the ordinary income impact by electing to include the Shares that will vest under this Agreement in the Deferred Compensation Plan pursuant to the terms and conditions thereof. Grantee would then have to recognize ordinary income for the market value of the stock as of the date the shares are removed from the Deferred Compensation Plan. The payout periods and early withdrawal election periods would be as set forth in the Deferred Compensation Plan.

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     Once Grantee has recognized ordinary income on Shares vesting pursuant to this Agreement, any further appreciation in the value of such Shares would be taxed in accordance with capital gains regulations.

     8.   Termination of Agreement. This Agreement shall terminate on the
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earlier of Grantee's Date of Termination or May 25, 2001.

     A copy of the Plan as amended through the date hereof has been delivered to Grantee, receipt of which Grantee hereby acknowledges, and shall control in the event of a discrepancy between this Agreement and the Plan. Defined terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Plan.


     PLANAR SYSTEMS, INC.


     By:_______________________



     Accepted as of May 24, 1999:

     GRANTEE


     [Name]

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